NEWS FOR IMMEDIATE RELEASE

July 26, 2011                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the three and six months ended June 30, 2011.

Net income for the quarter ended June 30, 2011 was $11.9 million as compared to $8.2 million for the second quarter of 2010, representing an increase of 44.7%, while diluted earnings per share were $0.45, as compared to $0.31 per share for the second quarter of 2010.  For the six month period ended June 30, 2011, net income was $22.2 million as compared to $16.1 million for the same period in 2010, representing an increase of 37.2%, while diluted earnings per share were $0.83, as compared to $0.61 per share for the six months ended June 30, 2010.

Mr. Limbert commented, “We are pleased with the results of our second quarter and the first half of 2011.  Many of the process improvement initiatives implemented by us are beginning to be reflected in the financial results.  We have begun to see a stabilization of loan balances with growth in loan volume during the second quarter and credit quality is gradually improving.  Charge-offs significantly decreased and past due balances declined during the second quarter, which resulted in a reduction in the loan loss provision.  WesBanco’s net interest income continues to improve due to management’s focus on pricing of both loans and deposits.  WesBanco continues to see improvement in non-banking revenues and has been able to offset normal salary and benefit adjustments with declines in other operating expenses.”

Net Interest Income

Net interest income increased $1.9 million or 4.6% in the second quarter and $2.7 million or 3.4% in the first half of 2011 as compared to the same periods in 2010 due to increases in the net interest margin through disciplined pricing of loans and deposits.  Interest income from the investment portfolio has increased by 2.1% in the first six months of 2011 due to an increase in average outstanding balances partially offset by a decrease in the average rates earned.  In addition, significant improvements in the funding mix continue to reduce the overall cost of funds.  The net interest margin improved to 3.73% in the second quarter and to 3.70% in the first half of 2011, an increase of 17 and 13 basis points, respectively, as compared to the same periods of 2010.  The average rate on interest bearing liabilities decreased by 39 basis points in the second quarter and 42 basis points in the year-to-date period, while the rate on earning assets declined at a slower pace of 20 and 27 basis points, respectively. Lower offered rates on maturing, higher-rate certificates of deposit and an increase in lower-cost products including checking, money market and savings accounts all contributed to the improvement in the cost of funds.  Average total deposits increased 3.5% in the second quarter.  This growth includes new deposits received from customers participating in Marcellus shale gas activity. In addition, the average balance for FHLB borrowings, which have the highest average interest cost at 3.47% and represent 14.3% of interest expense, decreased by $175.2 million or 43.1% in the second quarter of 2011 from the second quarter of 2010 while earning assets were nearly unchanged.  FHLB borrowings dropped to 4.2% of total assets from 5.8% at June 30, 2010 due to scheduled maturities.  Improvements in the mix of deposit accounts also contributed to the improved cost of funds, with average CD’s decreasing to 38.6% of total average deposits in the second quarter, from 42.7% in the same quarter of 2010, while all other account types increased to 61.4%.  Average non-interest bearing deposit balances increased 13.2% in the second quarter as a result of retail marketing campaigns, and customer incentives, as well as increased balances of the Bank’s business customers.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $4.9 million in the second quarter and $8.3 million in the first six months of 2011 as compared to the same periods in 2010. The allowance for loan losses was relatively unchanged at June 30, 2011 as compared to December 31, 2010 and was 1.88% of total loans as compared to 1.86% at December 31, 2010 and 1.92% at June 30, 2010.

Net charge-offs decreased $5.2 million in the second quarter as compared to the second quarter of 2010, and $1.4 million as compared to the first quarter of 2011.  Non-accrual loans at June 30, 2011 decreased $3.0 million compared to June 30, 2010, while increasing $2.5 million from the first quarter of 2011.  The decrease from the second quarter of 2010 was the result of the sale of certain impaired loans in the third quarter of last year and other continuing workout efforts to reduce this category of loans.  The increase from the first quarter of 2011 was the result of certain loans previously reported as troubled debt restructurings also being placed on non-accrual during the quarter.  Troubled debt restructurings increased $7.0 million compared to June 30, 2010, but decreased $0.2 million from the first quarter of 2011.  Classified and criticized commercial loans at June 30, 2011 decreased $33.8 million compared to June 30, 2010 and $3.8 million compared to March 31, 2011.  Loans past due 30 days or more were 0.79% at June 30, 2011 compared to 1.18% at June 30, 2010 and 0.84% at March 31, 2011.

The increase in non-accrual loans from the first to the second quarter of 2011 did not have a material effect on the allowance for credit losses at June 30, 2011 or the provision for credit losses for the second quarter of 2011 because of the decreases in classified, criticized and past due loans and net charge-offs.  Additionally, certain loans that migrated to non-accrual during the quarter were previously classified and reserved for in prior periods.

Non-Interest Income and Non-Interest Expense

In the second quarter of 2011 non-interest income increased $0.4 million as compared to the second quarter of 2010 and was nearly unchanged in the year-to-date period as compared to 2010.  The quarterly increase was due to a 17.5% increase in trust fees from new business, fee increases and market improvements, a 15.2% increase in electronic banking fees and a $1.0 million decrease in net losses on other real estate owned.  These improvements were partially offset by decreases in service charges on deposits resulting from regulatory changes which led to fewer customer overdraft transactions, as well as reduced net security gains.  Similar trends were evident in the year-to-date period.

Non-interest expense increased $1.1 million or 3.3% in the second quarter and $1.2 million or 1.8% in the first six months of 2011, as compared to the same periods in 2010. In the second quarter, salaries and wages increased $0.4 million due to regular compensation increases in the current quarter, marketing increased $0.5 million from promotions focused on growing demand deposits and home equity loans, and other operating expenses increased $1.2 million primarily due to charges relating to retail customer fraud and professional fees.  These increases were partially offset by reduced FDIC insurance and equipment expense.  A new calculation of FDIC insurance expense was effective April 1, 2011 which reduced this expense by $0.7 million for the quarter.  Savings under this new calculation are expected to continue in future quarters.  Year-to-date, salaries and wages increased $0.8 million, also due in part to routine annual adjustments to compensation, marketing increased $0.9 million due to the aforementioned promotions and other operating expenses increased $1.0 million, partially offset by decreases in FDIC insurance and equipment expense of $0.6 million and $0.5 million respectively.

Provision for Income Taxes

The provision for income taxes increased $2.4 million in the second quarter of 2011 and $3.7 million in the six month period as compared to the same periods in 2010 due to increased earnings and an increase in the estimated effective tax rate for 2011 to 20.9% from 11.6% in 2010 as the ratio of taxable income to tax-exempt income increased.

Financial Condition

Total assets at June 30, 2011 increased 1.2% from year-end and 1.3% from June 30, 2010, primarily from increased investments in securities funded by net loan pay downs and increases in deposits.  Available funding was also utilized to pay down higher cost FHLB borrowings.  Portfolio loans decreased 4.0% in the last twelve months primarily due to reduced loan demand, strategic reductions in residential real estate loans, the sale or exit of certain impaired loans, and a continued focus on credit quality.  However, portfolio loans decreased only 0.8% since year end and were up slightly in the second quarter as compared to March 31, 2011 as loan demand improved.  The investment portfolio has grown 20% from June 30, 2010 to $1.5 billion which provides significant amounts of liquidity.

Total deposits increased 2.6% as compared to the second quarter of 2010, primarily due to an increase in all deposit categories other than CDs, which decreased 7.7%.  The total increase in lower cost deposit categories other than CDs was 10.3%.  The decrease in CD balances was due to planned reductions through lower offered rates for new and rollover CDs.  FHLB borrowings decreased by $82.7 million or 26.7% as compared to June 30, 2010 and 10.5% since the end of 2010, funded by the increased deposits and the decreases in loans.  WesBanco’s loan to deposit ratio was 77% at quarter-end, and the Company’s liquidity permits loan growth to be easily funded when it occurs.

WesBanco continued to improve already strong regulatory capital ratios to 8.59% tier I leverage, 12.35% tier I risk-based capital, and 13.61% total risk-based capital, all of which improved in each of the last seven consecutive quarters.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.59% at June 30, 2011, a 16 basis point improvement from the first quarter of 2011 and a 32 basis point increase from 6.27% at June 30, 2010, primarily due to balance sheet management strategies and the resulting increases in shareholders’ equity.  The increase in shareholders’ equity was due to improved operating results net of dividends declared, partially offset by decreases in other comprehensive income.  Recent decreases in interest rates have increased other comprehensive income in the second quarter as compared to March 31, 2011.  WesBanco also increased its quarterly dividend to $0.15 per share in February, a 7.1% increase over the prior quarterly rate.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 112 branch locations and 124 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2010 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2011, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2011	2010	% Change	2011	2010	% Change
Loans, including fees	$ 44,511	$ 47,911	(7.10%)	$ 88,859	$ 96,285	(7.71%)
Interest and dividends on securities:
Taxable	9,431	8,724	8.10%	18,139	17,835	1.70%
Tax-exempt	3,046	2,851	6.84%	6,032	5,845	3.20%
Total interest and dividends on securities	12,477	11,575	7.79%	24,171	23,680	2.07%
Other interest income	54	111	(51.35%)	109	197	(44.67%)
Total interest and dividend income	57,042	59,597	(4.29%)	113,139	120,162	(5.84%)
Interest Expense
Interest bearing demand deposits	501	636	(21.23%)	1,004	1,306	(23.12%)
Money market deposits	1,208	2,185	(44.71%)	2,779	4,127	(32.66%)
Savings deposits	349	623	(43.98%)	837	1,226	(31.73%)
Certificates of deposit	7,929	9,322	(14.94%)	15,980	19,482	(17.98%)
Total interest expense on deposits	9,987	12,766	(21.77%)	20,600	26,141	(21.20%)
Federal Home Loan Bank borrowings	2,003	3,567	(43.85%)	4,028	7,901	(49.02%)
Other short-term borrowings	1,188	1,173	1.28%	2,370	2,353	0.72%
Junior subordinated debt owed to unconsolidated subsidiary trusts	811	943	(14.00%)	1,612	1,987	(18.87%)
Total interest expense	13,989	18,449	(24.17%)	28,610	38,382	(25.46%)
Net interest income	43,053	41,148	4.63%	84,529	81,780	3.36%
Provision for credit losses	6,802	11,675	(41.74%)	14,843	23,175	(35.95%)
Net interest income after provision for credit losses	36,251	29,473	23.00%	69,686	58,605	18.91%
Non-interest income
Trust fees	4,272	3,636	17.49%	9,034	7,694	17.42%
Service charges on deposits	4,889	5,701	(14.24%)	9,111	11,018	(17.31%)
Electronic banking fees	2,523	2,190	15.21%	4,807	4,105	17.10%
Net securities brokerage and insurance services revenue	1,694	1,616	4.83%	3,415	3,466	(1.47%)
Bank-owned life insurance	900	966	(6.83%)	1,794	1,910	(6.07%)
Net gains on sales of mortgage loans	389	569	(31.63%)	971	1,094	(11.24%)
Net securities gains	14	898	(98.44%)	30	2,303	(98.70%)
Net loss on other real estate owned and other assets	(271)	(1,315)	79.39%	(816)	(2,845)	71.32%
Other income	606	324	87.04%	1,175	881	33.37%
Total non-interest income	15,016	14,585	2.96%	29,521	29,626	(0.35%)
Non-interest expense
Salaries and wages	13,800	13,362	3.28%	27,385	26,576	3.04%
Employee benefits	4,408	4,347	1.40%	9,632	9,344	3.08%
Net occupancy	2,461	2,540	(3.11%)	5,382	5,599	(3.88%)
Equipment	2,145	2,376	(9.72%)	4,444	4,980	(10.76%)
Marketing	1,642	1,155	42.16%	2,647	1,785	48.29%
FDIC Insurance	1,015	1,683	(39.69%)	2,669	3,288	(18.83%)
Amortization of intangible assets	605	685	(11.68%)	1,223	1,384	(11.63%)
Restructuring and merger-related expenses	-	7	(100.00%)	-	206	(100.00%)
Other operating expenses	9,627	8,412	14.44%	17,812	16,798	6.04%
Total non-interest expense	35,703	34,567	3.29%	71,194	69,960	1.76%
Income before provision for income taxes	15,564	9,491	63.99%	28,013	18,271	53.32%
Provision for income taxes	3,646	1,253	190.98%	5,854	2,122	175.87%
Net income	$ 11,918	$ 8,238	44.67%	$ 22,159	$ 16,149	37.22%

Taxable equivalent net interest income	$ 44,693	$ 42,683	4.71%	$ 87,777	$ 84,928	3.35%

Per common share data
Net income per common share - basic	$ 0.45	$ 0.31	45.16%	$ 0.83	$ 0.61	36.07%
Net income per common share - diluted	$ 0.45	$ 0.31	45.16%	$ 0.83	$ 0.61	36.07%
Dividends declared	$ 0.15	$ 0.14	7.14%	$ 0.30	$ 0.28	7.14%
Book value (period end)				$ 23.40	$ 22.74	2.90%
Tangible book value (period end) (1)				$ 12.72	$ 11.95	6.44%
Average common shares outstanding - basic	26,610,450	26,577,065	0.13%	26,599,791	26,572,385	0.10%
Average common shares outstanding - diluted	26,611,409	26,577,828	0.13%	26,601,088	26,572,915	0.11%
Period end common shares outstanding	26,629,360	26,586,953	0.16%	26,629,360	26,586,953	0.16%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2011	2010	% Change

Return on average assets	0.83%	0.60%	38.33%
Return on average equity	7.27	5.42	34.13
Return on average tangible equity (1)	14.02	10.96	27.92
Yield on earning assets (2)	4.91	5.18	(5.21)
Cost of interest bearing liabilities	1.40	1.82	(23.08)
Net interest spread (2)	3.51	3.36	4.46
Net interest margin (2)	3.70	3.57	3.64
Efficiency (2)	60.69	61.07	(0.62)
Average loans to average deposits	77.26	84.74	(8.83)
Annualized net loan charge-offs/average loans	0.94	1.12	(16.07)
Effective income tax rate	20.90	11.62	79.86
Trust Assets, market value at period end	$ 3,029,320	$ 2,614,284	15.88

	For the Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010

Return on average assets	0.88%	0.77%	0.76%	0.67%	0.61%
Return on average equity	7.71	6.81	6.69	5.96	5.47
Return on average tangible equity (1)	14.73	13.29	13.09	11.80	10.98
Yield on earning assets (2)	4.90	4.92	4.94	4.98	5.10
Cost of interest bearing liabilities	1.35	1.44	1.48	1.56	1.74
Net interest spread (2)	3.55	3.47	3.46	3.42	3.36
Net interest margin (2)	3.73	3.67	3.66	3.61	3.56
Efficiency (2)	59.79	61.63	60.36	61.05	60.36
Average loans to average deposits	76.47	78.08	78.69	80.60	83.37
Annualized net loan charge-offs/average loans	0.85	1.03	0.80	2.09	1.42
Effective income tax rate	23.43	17.74	15.40	3.69	13.20
Trust Assets, market value at period end	$ 3,029,320	$ 3,061,907	$ 2,943,786	$ 2,797,935	$ 2,614,284

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	June 30,			December 31,	December 31, 2010
Assets	2011	2010	% Change	2010	to June 30, 2011
Cash and due from banks	$ 73,563	$ 78,396	(6.17)%	$ 57,242	28.51%
Due from banks - interest bearing	9,782	41,954	(76.68)	21,894	(55.32)
Securities:
Available-for-sale, at fair value	938,342	839,952	11.71	957,481	(2.00)
Held-to-maturity (fair values of 596,341; 435,754 and 465,902, respectively)	586,353	430,196	36.30	468,710	25.10
Total securities	1,524,695	1,270,148	20.04	1,426,191	6.91
Loans held for sale	4,205	11,007	(61.79)	10,800	(61.06)
Portfolio Loans:
Commercial real estate	1,733,753	1,765,589	(1.80)	1,757,249	(1.34)
Commercial and industrial	429,162	447,875	(4.18)	412,726	3.98
Residential real estate	598,720	662,193	(9.59)	608,693	(1.64)
Home equity	250,678	246,470	1.71	249,423	0.50
Consumer	250,733	277,571	(9.67)	260,585	(3.78)
Total portfolio loans, net of unearned income	3,263,046	3,399,698	(4.02)	3,288,676	(0.78)
Allowance for loan losses	(61,418)	(65,203)	5.80	(61,051)	(0.60)
Net portfolio loans	3,201,628	3,334,495	(3.98)	3,227,625	(0.81)
Premises and equipment, net	84,325	86,755	(2.80)	85,928	(1.87)
Accrued interest receivable	20,683	19,786	4.53	20,536	0.71
Goodwill and other intangible assets, net	284,336	286,908	(0.90)	285,559	(0.43)
Bank-owned life insurance	108,296	105,176	2.97	106,502	1.68
Other assets	114,394	121,636	(5.95)	119,181	(4.02)
Total Assets	$ 5,425,907	$ 5,356,261	1.30%	$ 5,361,458	1.20%

Liabilities
Deposits:
Non-interest bearing demand	$ 629,429	$ 547,551	14.95%	$ 591,052	6.49%
Interest bearing demand	495,807	450,163	10.14	481,129	3.05
Money market	897,929	839,743	6.93	854,836	5.04
Savings deposits	570,274	513,062	11.15	530,701	7.46
Certificates of deposit	1,627,900	1,763,288	(7.68)	1,714,705	(5.06)
Total deposits	4,221,339	4,113,807	2.61	4,172,423	1.17
Federal Home Loan Bank borrowings	226,897	309,642	(26.72)	253,606	(10.53)
Other short-term borrowings	208,704	177,426	17.63	187,385	11.38
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,050	111,174	(4.61)	106,034	0.02
Total borrowings	541,651	598,242	(9.46)	547,025	(0.98)
Accrued interest payable	5,906	6,886	(14.23)	6,559	(9.95)
Other liabilities	33,974	32,612	4.18	28,588	18.84
Total liabilities	4,802,870	4,751,547	1.08	4,754,595	1.02

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,629,360 shares, 26,586,953
shares and 26,586,953 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,263	191,817	(0.29)	191,987	(0.38)
Retained earnings	375,689	349,497	7.49	361,513	3.92
Treasury stock (4,488; 46,945 and 46,895 shares - at cost,
respectively)	(96)	(1,064)	90.94	(1,063)	(90.94)
Accumulated other comprehensive income	1,875	10,155	(81.54)	131	1,331.32
Deferred benefits for directors	(1,181)	(1,178)	(0.28)	(1,192)	0.89
Total Shareholders' Equity	623,037	604,714	3.03	606,863	2.67
Total Liabilities and Shareholders' Equity	$ 5,425,907	$ 5,356,261	1.30%	$ 5,361,458	1.20%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 36,602	0.27%	$ 114,710	0.24%	$ 44,952	0.20%	$ 104,171	0.19%
Loans, net of unearned income (1)	3,249,625	5.49%	3,421,647	5.62%	3,256,821	5.50%	3,438,814	5.65%
Securities: (2)
Taxable	1,189,965	3.17%	969,547	3.60%	1,149,507	3.16%	944,079	3.78%
Tax-exempt (3)	302,831	6.19%	267,250	6.57%	297,320	6.24%	273,308	6.58%
Total securities	1,492,796	3.78%	1,236,797	4.24%	1,446,827	3.79%	1,217,387	4.41%
Other earning assets	25,546	0.45%	30,122	0.57%	26,592	0.49%	30,313	0.63%
Total earning assets (3)	4,804,569	4.90%	4,803,276	5.10%	4,775,192	4.91%	4,790,685	5.18%
Other assets	624,178		633,734		621,044		635,053
Total Assets	$ 5,428,747		$ 5,437,010		$ 5,396,236		$ 5,425,738

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 519,460	0.39%	$ 471,500	0.54%	$ 506,091	0.40%	$ 465,357	0.57%
Money market accounts	896,601	0.54%	814,694	1.08%	882,706	0.63%	780,870	1.07%
Savings deposits	568,462	0.25%	511,827	0.49%	555,599	0.30%	503,894	0.49%
Certificates of deposit	1,638,775	1.94%	1,752,648	2.13%	1,657,027	1.94%	1,762,184	2.23%
Total interest bearing deposits	3,623,298	1.11%	3,550,669	1.44%	3,601,423	1.15%	3,512,305	1.50%
Federal Home Loan Bank borrowings	231,153	3.47%	406,387	3.52%	235,624	3.45%	438,975	3.63%
Other borrowings	186,735	2.55%	174,199	2.70%	187,245	2.55%	180,193	2.63%
Junior subordinated debt	106,046	3.07%	111,171	3.40%	106,042	3.07%	111,171	3.60%
Total interest bearing liabilities	4,147,232	1.35%	4,242,426	1.74%	4,130,334	1.40%	4,242,644	1.82%
Non-interest bearing demand deposits	626,502		553,487		613,955		545,812
Other liabilities	35,059		36,763		36,904		36,087
Shareholders' equity	619,954		604,334		615,043		601,195
Total Liabilities and Shareholders' Equity	$ 5,428,747		$ 5,437,010		$ 5,396,236		$ 5,425,738
Taxable equivalent net interest spread		3.55%		3.36%		3.51%		3.36%
Taxable equivalent net interest margin		3.73%		3.56%		3.70%		3.57%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.4 million and $1.1 million for the three months ended June 30, 2011 and 2010, and $2.3 million and $2.2 million for the six months ended June 30, 2011 and 2010, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	2011	2011	2010	2010	2010
Loans, including fees	$ 44,511	$ 44,348	$ 46,341	$ 46,753	$ 47,911
Interest and dividends on securities:
Taxable	9,431	8,708	8,589	8,957	8,724
Tax-exempt	3,046	2,986	2,799	2,763	2,851
Total interest and dividends on securities	12,477	11,694	11,388	11,720	11,575
Other interest income	54	56	66	103	111
Total interest and dividend income	57,042	56,098	57,795	58,576	59,597
Interest Expense
Interest bearing demand deposits	501	503	610	650	636
Money market deposits	1,208	1,572	1,581	1,821	2,185
Savings deposits	349	488	484	533	623
Certificates of deposit	7,929	8,050	8,518	8,817	9,322
Total interest expense on deposits	9,987	10,613	11,193	11,821	12,766
Federal Home Loan Bank borrowings	2,003	2,026	2,244	2,576	3,567
Other short-term borrowings	1,188	1,182	1,214	1,207	1,173
Junior subordinated debt owed to unconsolidated subsidiary trusts	811	801	818	986	943
Total interest expense	13,989	14,622	15,469	16,590	18,449
Net interest income	43,053	41,476	42,326	41,986	41,148
Provision for credit losses	6,802	8,041	9,625	11,778	11,675
Net interest income after provision for credit losses	36,251	33,435	32,701	30,208	29,473
Non-interest income
Trust fees	4,272	4,762	4,377	3,765	3,636
Service charges on deposits	4,889	4,222	4,731	4,897	5,701
Electronic banking fees	2,523	2,284	2,147	2,230	2,190
Net securities brokerage and insurance services revenue	1,694	1,721	1,575	1,874	1,616
Bank-owned life insurance	900	895	1,716	879	966
Net gains on sales of mortgage loans	389	582	806	985	569
Net securities gains/(losses)	14	17	78	981	898
Net gain (loss) on other real estate owned and other assets	(271)	(545)	(629)	(654)	(1,315)
Other income	606	566	196	19	324
Total non-interest income	15,016	14,504	14,997	14,976	14,585
Non-interest expense
Salaries and wages	13,800	13,585	14,127	13,749	13,362
Employee benefits	4,408	5,224	4,299	4,671	4,347
Net occupancy	2,461	2,921	2,595	2,534	2,540
Equipment	2,145	2,300	2,475	2,460	2,376
Marketing	1,642	1,005	1,179	1,223	1,155
FDIC Insurance	1,015	1,654	1,653	1,740	1,683
Amortization of intangible assets	605	618	669	676	685
Restructuring and merger-related expenses	-	-	-	(32)	7
Other operating expenses	9,627	8,184	8,514	8,660	8,412
Total non-interest expense	35,703	35,491	35,511	35,681	34,567
Income before provision for income taxes	15,564	12,448	12,187	9,503	9,491
Provision for income taxes	3,646	2,208	1,877	350	1,253
Net income	$ 11,918	$ 10,240	$ 10,310	$ 9,153	$ 8,238

Taxable equivalent net interest income	$ 44,693	$ 43,084	$ 43,833	$ 43,474	$ 42,683

Per common share data
Net income per common share - basic	$ 0.45	$ 0.39	$ 0.39	$ 0.34	$ 0.31
Net income per common share - diluted	$ 0.45	$ 0.39	$ 0.39	$ 0.34	$ 0.31
Dividends declared	$ 0.15	$ 0.15	$ 0.14	$ 0.14	$ 0.14
Book value (period end)	$ 23.40	$ 23.01	$ 22.83	$ 22.88	$ 22.74
Tangible book value (period end) (1)	$ 12.72	$ 12.30	$ 12.09	$ 12.11	$ 11.95
Average common shares outstanding - basic	26,610,450	26,589,013	26,586,953	26,586,953	26,577,065
Average common shares outstanding - diluted	26,611,409	26,590,410	26,587,471	26,587,281	26,577,828
Period end common shares outstanding	26,629,360	26,593,510	26,586,953	26,586,953	26,586,953
Full time equivalent employees	1,406	1,376	1,377	1,371	1,415

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2011		2011		2010		2010		2010
Past due loans - accruing:
Loans past due 30-89 days	$ 19,047		$ 22,367		$ 24,774		$ 23,661		$ 35,517
Loans past due 90 days or more	6,732		4,869		7,683		7,316		4,826
Total past due loans	$ 25,779		$ 27,236		$ 32,457		$ 30,977		$ 40,343

Non-performing assets:
Troubled debt restructurings	$ 36,437		$ 36,636		$ 47,483		$ 35,532		$ 29,472
Non-accrual loans	62,041		59,571		48,820		53,578		65,083
Total non-performing loans	98,478		96,207		96,303		89,110		94,555
Other real estate and repossessed assets	5,012		5,554		8,069		8,577		6,068
Total non-performing assets	$ 103,490		$ 101,761		$ 104,372		$ 97,687		$ 100,623

Classified and criticized loans:
Classified loans	$ 136,583		$ 136,807		$ 140,311		$ 128,578		$ 148,703
Criticized loans	169,162		172,760		179,905		192,817		190,811
Total classified and criticized loans	$ 305,745		$ 309,567		$ 320,216		$ 321,395		$ 339,514

Loans past due 30-89 days / total loans	0.58%		0.69%		0.75%		0.71%		1.04%
Loans past due 90 days or more / total loans	0.21		0.15		0.23		0.22		0.14
Non-performing loans / total loans	3.02		2.97		2.93		2.69		2.78
Non-performing assets/total loans, other
real estate and repossessed assets	3.17		3.13		3.17		2.94		2.95
Classified and criticized loans / total loans	9.37		9.54		9.74		9.69		9.99

Allowance for loan losses
Allowance for loan losses	$ 61,418		$ 63,574		$ 61,051		$ 58,989		$ 65,203
Provision for loan losses	6,855		8,687		8,703		11,491		11,675
Provision for losses on loan commitments	(53)		(646)		922		287		-
Total provision for credit losses	6,802		8,041		9,625		11,778		11,675

Net loan and deposit account overdraft charge-offs	6,877		8,298		6,641		17,705		12,097

Annualized net loan charge-offs /average loans	0.85%		1.03%		0.80%		2.09%		1.42%
Allowance for loan losses/total loans	1.88%		1.89%		1.86%		1.78%		1.92%
Allowance for loan losses/non-performing loans	0.62	x	0.64	x	0.63	x	0.66	x	0.69	x
Allowance for loan losses/non-performing loans and
loans past due	0.49	x	0.50	x	0.47	x	0.49	x	0.48	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2011		2011		2010		2010		2010
Capital ratios
Tier I leverage capital	8.59%		8.53%		8.35%		8.17%		8.13%
Tier I risk-based capital	12.35		12.23		11.94		11.64		11.61
Total risk-based capital	13.61		13.48		13.20		12.89		12.87
Average shareholders' equity to average assets	11.42		11.37		11.33		11.23		11.12
Tangible equity to tangible assets (1)	6.59		6.43		6.33		6.34		6.27

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES							Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands)	2011	2011	2010	2010	2010	2011	2010
Return on average tangible equity:
Net income (annualized)	$ 47,805	$ 41,531	$ 40,903	$ 36,313	$ 33,043	$ 44,685	$ 32,565
Plus: amortization of intangibles (annualized) (1)	1,577	1,629	1,724	1,743	1,787	1,603	1,814
Net income before amortization of intangibles (annualized)	49,382	43,159	42,627	38,056	34,830	46,288	34,379

Average total shareholders' equity	619,954	610,077	611,497	608,932	604,334	615,043	601,195
Less: average goodwill and other intangibles	(284,611)	(285,219)	(285,860)	(286,537)	(287,221)	(284,913)	(287,562)
Average tangible equity	335,343	324,858	325,637	322,395	317,113	330,130	313,633

Return on average tangible equity	14.73%	13.29%	13.09%	11.80%	10.98%	14.02%	10.96%

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Tangible book value:
Total shareholders' equity	$ 623,037	$ 611,978	$ 606,863	$ 608,287	$ 604,714
Less: goodwill and other intangible assets	(284,336)	(284,941)	(285,559)	(286,228)	(286,908)
Tangible equity	338,701	327,037	321,304	322,059	317,806

Common shares outstanding	26,629,360	26,593,510	26,586,953	26,586,953	26,586,953

Tangible book value	$ 12.72	$ 12.30	$ 12.09	$ 12.11	$ 11.95

Tangible equity to tangible assets:
Total shareholders' equity	$ 623,037	$ 611,978	$ 606,863	$ 608,287	$ 604,714
Less: goodwill and other intangible assets	(284,336)	(284,941)	(285,559)	(286,228)	(286,908)
Tangible equity	338,701	327,037	321,304	322,059	317,806

Total assets	5,425,907	5,368,852	5,361,458	5,362,623	5,356,261
Less: goodwill and other intangible assets	(284,336)	(284,941)	(285,559)	(286,228)	(286,908)
Tangible assets	5,141,571	5,083,911	5,075,899	5,076,395	5,069,353

Tangible equity to tangible assets	6.59%	6.43%	6.33%	6.34%	6.27%

(1) Tax effected at 35%.